UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 4, 2017

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.)	001-34789	27-1430478 (Hudson Pacific Properties, Inc.)
Maryland (Hudson Pacific Properties, L.P.)	333-202799-01	80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership, of which the Company serves as the sole general partner.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The last paragraph under the heading “Item 8.01. Other Events” is incorporated by reference herein.

Item 8.01. Other Events.

On January 10, 2017, the Company, certain entities affiliated with The Blackstone Group L.P. (collectively, “Blackstone”) and certain funds affiliated with Farallon Capital Management, L.L.C. (the “Farallon Funds” and, together with Blackstone, the “Selling Stockholders”) completed an underwritten public offering of 18,673,808 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), consisting of 8,881,575 shares offered by the Company and 9,792,233 shares offered by the Selling Stockholders. The offering generated net proceeds for the Company and the Selling Stockholders of approximately $310.9 million and $342.7 million, respectively, before expenses. The Company did not receive any proceeds from the sale of the Common Stock by the Selling Stockholders but will pay approximately half of the expenses of the offering with respect to the shares of Common Stock sold by the Farallon Funds and all of the expenses with respect to the shares of Common Stock sold by Blackstone, in each case, other than underwriting discounts, which will be borne by the Selling Stockholders.

In connection with the offering, the Company entered into an underwriting agreement, dated January 4, 2017 (the “Underwriting Agreement”), among the Company, the Operating Partnership, the Selling Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Underwriters”). The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company, the Operating Partnership and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 30 days after January 4, 2017 without first obtaining the written consent of the Underwriters. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2015 (File No. 333-202799), a base prospectus, dated March 16, 2015, included as part of the registration statement, and a prospectus supplement, dated January 4, 2017, filed with the SEC pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Common Stock sold in the offering.

On January 10, 2017, the Company used the net proceeds of the offering, after deducting underwriting discounts, but before estimated offering expenses payable by the Company, to acquire an aggregate of 8,598,480 common units of partnership interest in the Operating Partnership (the “Common Units”) from Blackstone and 283,095 Common Units from the Farallon Funds.

Following the completion of the offering and the Common Unit repurchase described above, Blackstone and the Farallon Funds no longer hold any ownership interests in the Company or the Operating Partnership and the stockholders agreement between the Company, the Operating Partnership and Blackstone, dated as of April 1, 2015, automatically terminated. As a result, Blackstone no longer has any rights under the stockholders agreement, including the right to approve certain issuances of Common Stock by the Company, approve amendments to certain provisions of the Company’s bylaws or the partnership agreement of the Operating Partnership and nominate up to three of the Company’s directors. Among other things, the standstill provisions in the stockholders agreement no longer apply, and Blackstone and its affiliates are no longer required to vote in favor of the Company’s board of directors’ nominees for election as directors and in accordance with the Company’s board of directors’ recommendation on certain other matters.

In addition, certain provisions of the partnership agreement of the Operating Partnership that provide for certain rights of Blackstone or of all holders of Common Units for so long as Blackstone continues to hold specified amounts of Common Stock and Common Units, including a provision that has the effect of permitting the holders of Common Units to vote on certain mergers or sales of the Company or the Operating Partnership together with the holders of outstanding Common Stock, have ceased to be in effect.

On January 10, 2017, in accordance with the terms of the stockholders agreement, each of Blackstone’s nominees to the Company’s board of directors (Frank Cohen and Michael Nash) submitted his resignation from the Company’s board of directors. The Company’s board of directors has not yet determined whether to accept such resignations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 4, 2017, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., the selling stockholders listed on Schedule B thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: January 10, 2017

	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 4, 2017, among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P., the selling stockholders listed on Schedule B thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)